Exhibit 99.1

Press Release
October 20, 2020

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

LEBANON, Ohio — LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and nine months ended September 30, 2020.

Net income for the third quarter 2020 was $4,250,000, compared to $4,727,000 for the same period last year. Earnings per basic and diluted share for the third quarter 2020 were $0.33, compared to $0.36 for the same period last year. Net income for the nine-month period ended September 30, 2020 was $14,333,000, compared to $14,082,000 for the same period last year. Earnings per basic and diluted share for the nine-month period ended September 30, 2020 were $1.11 compared to $1.07 for the same period last year.

Earnings, before provisions for loan losses and income taxes, increased 3.4% to $6,154,000 for the third quarter 2020 compared to $5,952,000 for the same period last year. For the nine-month period ended September 30, 2020, earnings, before provisions for loan losses and income taxes, increased 12.4% to $19,300,000, compared to $17,170,000 for the nine-month period ended September 30, 2019.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB’s third quarter financial results demonstrate the resiliency of our business, employees, customers, and communities, as we navigate the unprecedented impacts of the COVID-19 pandemic. While our asset quality remains relatively stable, we prudently increased our allowance for loan and lease losses to account for uncertainty regarding the long-term economic impacts of the COVID-19 crisis. I am encouraged that our core earnings before provision and tax expenses increased 3.4% during the third quarter and are up 12.4% year-to-date, as we benefit from our diverse non-interest income generating businesses and improvements in our cost of funds. Third quarter non-interest income increased 27.5% over the prior year period, and now represents 21.8% of total revenues, compared to 17.0% of total revenues in the 2019 third quarter primarily due to strong residential mortgage demand and higher fiduciary income.”

Mr. Meilstrup continued, “We are working hard to support our local communities and I am encouraged by the growth we experienced in net loans and total deposits which increased 7.6% and 6.1%, respectively, since December 31, 2019. Since the COVID-19 pandemic began, we have also supported our communities by offering customers impacted by the COVID-19 crisis the ability to defer certain loan payments and over the past three months we have experienced a material decline in the amount of deferrals. Overall, I am pleased with the underlying performance of our loan portfolio as third quarter 2020 net charge-offs were only $18,000, compared to $209,000 for the same period last year.”

“As we enter the fourth quarter, we remain focused on providing our communities with personalized financial services and we have started assisting our Paycheck Protection Program loan customers through the Small Business Administration forgiveness process. I am extremely proud of the continued dedication and hard work of LCNB’s employees and the positive contributions they provide our customers and communities,” concluded Mr. Meilstrup.

Net interest income for the three months ended September 30, 2020 was $13,529,000, compared to $13,578,000 for the comparable period in 2019. The slight decline for the three-month period was primarily due to market driven decreases in the average rates earned on loans and investments, partially offset by growth in the average balance of the loan portfolio. Net interest income for the nine-month period ended September 30, 2020 increased $1,146,000 to $41,705,000, as compared to the nine month period ended September 30, 2019. The increase for the nine-month period was primarily due to growth in the average balance of LCNB's loan portfolio, partially offset by a decrease in the average rate earned on that portfolio. Favorably contributing to the variances for both the three and nine month periods were market driven decreases in the average rates paid on deposits.

The provision for loan losses for the three and nine months ended September 30, 2020 were, respectively, $712,000 and $1,952,000 greater than the comparable periods in 2019 partially due to adjustments for estimated impacts from the economic downturn caused by the COVID-19 pandemic. Non-accrual loans and loans past due 90 days or more and still accruing interest increased $994,000, from $3,210,000, or 0.26%, of total loans at December 31, 2019 to $4,204,000, or 0.31%, of total loans at September 30, 2020. The increase was primarily due to three loans that were newly classified during 2020.

Non-interest income for the three and nine months ended September 30, 2020 was, respectively, $922,000 and $2,310,000 greater than the comparable periods in 2019 primarily due to increases in fiduciary income and gains from sales of loans, partially offset by a decrease in service charges and fees on deposit accounts. The increase for the nine month period included gains from the sale of equity securities, which is recorded in other operating income in the consolidated condensed statements of income, gains from the sale of debt securities, and an increase in income from bank owned life insurance. Income from bank owned life insurance increased year-to-date partially due to new policies purchased in the third quarter 2019 and partially due to a mortality benefit received during the first quarter 2020.

Non-interest expense for the three and nine months ended September 30, 2020 was, respectively, $671,000 and $1,326,000 greater than the comparable periods in 2019, primarily due to increases in salaries and employee benefits and other non-interest expenses. Salaries and employee benefits increased primarily due to salary and wage increases and newly hired employees, including additional business development positions. An increase in health insurance costs also contributed to the increase in employee benefits. Partially offsetting the increase for the nine month period was a decrease in FDIC insurance premiums due to a small bank assessment credit received during both the first and second quarters 2020. LCNB used the credit in full during those two quarters and the premium payment returned to a normal level for the third quarter 2020.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies and actions taken by governmental authorities and other third parties in response to the pandemic;
3.LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming or costly than expected;
4.LCNB may incur increased charge-offs in the future;
5.LCNB may face competitive loss of customers;

6.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
7.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
8.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
9.LCNB may experience difficulties growing loan and deposit balances;
10.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
11.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
12.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
13.adverse weather events and natural disasters and global and/or national epidemics; and
14.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.